February 23, 2017

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

RE:	Principal Variable Contracts Funds, Inc.
Post-Effective Amendment No. 108 to Registration Statement on Form N-1A
File Numbers 002-35570, 811-01944

I am Assistant Counsel for the above-referenced Registrant, and have reviewed the attached post-effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Sincerely,

/s/ Britney L. Schnathorst

Britney L. Schnathorst
Assistant Counsel, Registrant

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